Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8), filed August 10, 2018 pertaining to the Cerecor Inc. Amended and Restated 2016 Equity Incentive Plan of our report dated April 2, 2018, with respect to the consolidated financial statements of Cerecor Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Baltimore, Maryland
August 10, 2018